CONMED CORPORATION

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE UNIT AGREEMENT

AGREEMENT (this “Agreement”), dated as of February 24, 2015, between CONMED Corporation (the “Company”) and the employee (as herein defined) of the Company named on Schedule I (the “Employee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

The parties hereto agree as follows:

1.          Grant of Performance Share Unit. In accordance with the Plan, there is hereby granted on the date hereof to the Employee performance share units (each, a “Unit”) in respect of the number of shares of the Company’s Common Stock set forth on Schedule I hereto under the terms and conditions set forth in this Agreement and the Plan, including Schedule I. A Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Employee, subject to the terms and conditions of this Agreement, including the performance and vesting conditions set forth in Schedule I, a share of the Company’s Common Stock, or, at the option of the Company cash equal to the Fair Market Value thereof, on the Vesting Date (as defined below). Until such delivery, the Employee has only the rights of a general unsecured creditor, and no rights as a shareholder, of the Company.

2.          General Vesting and Delivery. Except as to accelerated vesting for death and disability and as otherwise required as specified in Sections 3 and 4, the Units shall be earned and vest based on achievement of the performance goals for the applicable period (the “Performance Period”) as set forth on Schedule I, and shall be payable on or no later than 15 days following the date or dates on which the Committee certifies achievement of the applicable performance goals through the dates set forth on Schedule I (each, a “Vesting Date”), subject in each case to the Employee’s continuous employment with the Company through such Vesting Date (and in no event later than March 15 of the year following the year in which such Vesting Date occurs).

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3.          Termination of Employment. Except as provided in Section 4, upon the termination of the Employee’s employment with the Company and its subsidiaries for any reason other than death or disability, the Employee’s rights in respect of any Units that are not vested shall immediately terminate and such unvested Units shall cease to be outstanding and no shares of the Company’s Common Stock or cash will be delivered in respect of such unvested Units. In the event that employment with the Company is terminated as a result of the Employee’s death or disability (as determined under the applicable Company long-term disability plan as may be in effect from time to time), unvested Units will immediately become vested on a pro rata basis measured based on the number of months completed from the beginning of the Performance Period set forth on Schedule I until the effective date of such termination, relative to sixty (60) months, with the number of such vested Units deemed to be earned based on the level of performance actually achieved through the date of such termination as set forth on Schedule I ), and shall be payable as soon as practicable, but no later than 15 days, following the date on which the Committee certifies achievement of the applicable performance goals through the termination date (and in no event later than March 15 of the year following the year in which such employment termination occurs).

4.          Change in Control. Notwithstanding anything in the Plan to the contrary, the unvested Units will not automatically vest (and will not automatically be paid out) in the event of a Change in Control. Upon a Change in Control, outstanding unvested Units will be deemed to be earned based on the level of performance actually achieved through the date of the Change in Control, pursuant to the terms set forth on Schedule I, and will continue to vest, subject to the Employee’s continuous employment with the Company, upon the Vesting Dates as described on Schedule I.

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In the event of a termination of Employee’s employment by the Company other than for Cause, by the Employee for Good Reason or due to the Employee’s disability or death, in either case, within two (2) years following a Change in Control, the number of unvested Change in Control Units (as defined on Schedule I) will become fully vested, and shall be payable as soon as practicable, but no later than 15 days, following the termination date (and in no event later than March 15 of the year following the year in which such employment termination occurs).

In the event of a Change in Control, the Compensation Committee may take any such actions as are permitted under the Plan, including, but not limited to, providing that the Units may be assumed or substituted by the acquiring company (or its parent company); provided that, in the event of a Change in Control in which shareholders of the Company solely receive cash consideration for their shares of Common Stock and the Units are assumed or substituted by the acquiring company (or its parent company), then, unless otherwise determined by the Compensation Committee, the Units will be converted into a right to receive a cash payment equal to the cash consideration per share of Common Stock paid to the Company’s shareholders in the Change in Control transaction. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)          “Change in Control” means the occurrence of any one of the following events:

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(i)          any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (ii) below); or

(ii)          the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially

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the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (a), (b) and (c) is referred to hereunder as a “Non-Control Transaction”). Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(b)          “Cause” means (i) the willful and continued failure of Employee to perform substantially his duties with the Company (other than any such failure resulting from Employee’s incapacity due to physical or mental illness or any such failure subsequent to Employee being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to Employee by the Board of Directors of the Company (the “Board”) which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee’s duties, or (ii) the willful engaging by Employee in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates.

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For purpose of this paragraph (a), no act or failure to act by Employee shall be considered “willful” unless done or omitted to be done by Employee in bad faith and without reasonable belief that Employee’s action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company. Cause shall not exist unless and until the Company has delivered to Employee a copy of a resolution duly adopted by three−quarters (3/4) of the entire Board (excluding Employee if Employee is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (i) or (ii) has occurred and specifying the particulars thereof in detail.

(c)          “Good Reason” means, without Employee’s express written consent, the occurrence of any of the following events after a Change in Control: (i) (A) any change in the duties or responsibilities (including reporting responsibilities) of Employee that is inconsistent in any material and adverse respect with Employee’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities);

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provided, however, that Good Reason shall not be deemed to occur upon a change in duties or responsibilities (other than reporting responsibilities) that is solely and directly a result of the Company no longer being a publicly traded entity and does not involve any other event set forth in this paragraph (b) or (B) a material and adverse change in Employee’s titles or offices with the Company as in effect immediately prior to such Change in Control; (ii) a material reduction by the Company in Employee’s rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target), as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; (iii) any requirement of the Company that Employee (A) be based anywhere more than fifty (50) miles from the office where Employee is located at the time of the Change in Control or (B) travel on Company business to an extent substantially greater than the travel obligations of Employee immediately prior to such Change in Control; or (iv) the failure of the Company to continue in effect any material employee benefit compensation welfare benefit or fringe benefit plan in which Employee is eligible to participate in immediately prior to such Change in Control or the taking of any action by the Company which would materially adversely affect Employee’s contribution level or ability to participate in or materially reduce Employee’s benefits under any such plan, unless Employee is permitted to participate in other plans providing Employee with substantially equivalent benefits in the aggregate (at substantially equivalent Employee contribution levels with respect to welfare benefit plans). An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by Employee shall not constitute Good Reason. Employee’s right to terminate employment for Good Reason shall not be affected by Employee’s incapacities due to mental or physical illness and Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that such event shall not constitute Good Reason under this Agreement unless (i) Employee provides notice to the Company within the ninety (90) days following the initial existence of an event constituting Good Reason, (ii) the Company does not remedy such event (if remediation is possible) within thirty (30) days following the Company’s receipt of notice of such event, and (iii) Employee separates from service with the Company within two (2) years following the initial existence of such an event constituting Good Reason.

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5.          No Dividend Equivalents. With respect to each Unit, if, prior to the Vesting Date, there occurs a distribution of any regular cash dividend paid by the Company in respect of the Common Stock the record date for which occurs on or after the Vesting Date, the Employee shall not be entitled to receive on the Vesting Date an amount in cash or stock equal to such regular dividend payment as would have been made in respect of the shares of the Company’s Common Stock underlying the Unit not yet delivered.

6.          Withholding. The vesting and payment of the Unit is conditioned on the Employee’s payment of the amount of the federal, state and local taxes, if any, required to be withheld and paid by the Company as a result of such vesting and payment by check or, with the approval of the Committee, by the Company’s retaining the number of shares of Common Stock, the Fair Market Value of which is equal to the minimum amount required to be withheld, or, at the option of the Company, cash.

7.          Authority. The Committee shall have final authority to interpret and construe this Agreement and to make all determinations thereunder, and its decisions shall be final, binding and conclusive upon all persons, including the Employee and the Employee’s legal representative.

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8.          Amendment. This Agreement may not be amended in any manner, except by an instrument in writing signed by the parties hereto.

9.          Transferability. The Units are not assignable or transferable, and no right or interest of the Employee shall be subject to any lien, obligation or liability of the Employee, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit the Employee to transfer the Unit to one or more of his immediate family members (i.e., his spouse and issue, including adopted and step children) or to trusts established in whole or in part for the benefit of the Employee and/or one or more of such immediate family members. During the lifetime of the Employee, the Unit shall be payable only by the Employee or by the immediate family member or trust to whom such Unit has been transferred pursuant to the immediately preceding sentence.

10.          No Rights of Employment. This Agreement shall not be construed as giving the Employee any right to continue in the employ of the Company or any subsidiary or limit in any way the rights of the Company, or any subsidiary, to terminate employment of the Employee at any time.

11.          Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the payment of the Units constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

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12.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of laws provisions hereof.

13.          Successors. This Agreement shall be binding upon the Company and the Employee and their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

The parties hereto have executed this Performance Share Unit Agreement effective as of the date first set forth above.

CONMED CORPORATION

By:
Daniel S. Jonas – Executive Vice President
Legal Affairs & General Counsel

Attest:

Terence Berge - Treasurer, Assistant Corporate
Controller

Accepted and Agreed by:

By:
Curt R. Hartman

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SCHEDULE I

TO
PERFORMANCE SHARE UNIT AGREEMENT
with

Curt R. Hartman

Performance Period:	January 1, 2015 to December 31, 2019
Number of Units Granted:	100,000 (the “Target Units”), up to 200,000 Units at maximum performance as set forth in Performance Measures.
Performance Goal:	Company performance relative to the S&P 1500 Health Care Equipment Select Index (SPSIHE), with the Company’s total shareholder return (“TSR”) determined based on the period from the beginning through the end of the Performance Period (or applicable Vesting Date) using a 30-day trading average stock price prior to the beginning and end of the Performance Period (with dividends assumed to be re-invested at the ex-dividend date).
Vesting Dates:	Units will be earned based on the table set forth below, subject to the Employee’s continued employment through the following Vesting Dates (subject to Sections 2, 3 and 4 of the Agreement):
	Tranche	Units	Vesting Date
	I	20,000	December 31, 2017
	II	20,000	December 31, 2018
	III	100,000*	December 31, 2019
(*less the number of Units earned at Target from Tranche I and II)
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Performance Measures:
Relative Performance	Percentage of Target Units Earned
+15.8% above index	200%
+11.0% above index	150%
+8.2% above index	125%
+5.7% above index	100%
+3.6% above index	75%
+2.0% above index	50%
Below +2.0% above index	0%

Determination of Units Earned:

On each of the Tranche I and Tranche II Vesting Dates, the number of Target Units in the corresponding Tranche (20,000 Units) will be multiplied by the “Percentage of Target Units Earned” for the actual TSR achieved through the applicable Vesting Date to determine the number of Units earned for such Tranche on the Vesting Date.

On the Tranche III Vesting Date, the number of Target Units earned (which may not be less than zero) will be determined as (1) the product of (x) 100% of the Target Units (100,000 Units) multiplied by (y) the “Percentage of Target Units Earned” for the actual TSR achieved through the Tranche III Vesting Date, less (2) the number of Units that paid out based on actual performance in respect of each of the Tranche I and Tranche II Vesting Dates in accordance with the preceding paragraph.

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Determination of Units Earned (Change in Control):		Percentage of Units Earned for a Change in Control (within the following periods after commencement of the Performance Period):
	Price at Change in Control Date	0-12 months	13-24 months	25-36 months	37-48 months	49-60 months
	$60 or less	20%	40%	60%	80%	100%
	$60-$80	30%	40%	60%	80%	100%
	$80-$105	45%	50%	60%	80%	100%
	Above $105	60%	60%	60%	80%	100%

Upon a Change in Control, the number of Units earned (which may not be less than zero) will be determined as (1) the product of (x) 100% of the Target Units (100,000) multiplied by (y) the “Percentage of Target Units Earned” for the actual TSR achieved through the Change in Control date, multiplied by (z) the “Percentage of Units Earned for a Change in Control” for both the share price achieved upon the Change in Control date and the date of the Change in Control relative to the commencement of the Performance Period, less (2) the number of Units paid out based on actual performance in respect of each of the Tranche I and Tranche II Vesting Dates in accordance with the preceding section (such Units, the “Change in Control Units”).

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Vesting of Change in Control Units:

The Change in Control Units as determined above will vest as follows (subject to earlier vesting pursuant to Section 4 of the Agreement):

If the Change in Control date occurs prior to the Tranche I Vesting Date, then the Change in Control Units will vest (subject to continued employment or earlier termination in accordance with Section 4 of the Agreement), 20% on each of December 31, 2017 and December 31, 2018 and 60% on December 31, 2019;

If the Change in Control date occurs after the Tranche I Vesting Date and prior to the Tranche II Vesting Date, then 25% of the Change in Control Units will vest (subject to continued employment or earlier termination in accordance with Section 4 of the Agreement) on December 31, 2018 and 75% of the Change in Control Units will vest on December 31, 2019; and

If the Change in Control date occurs after the Tranche II Vesting Date and prior to the Tranche III Vesting Date, then 100% of the Change in Control Units will vest (subject to continued employment or earlier termination in accordance with Section 4 of the Agreement) on December 31, 2019.

Determination of Units Earned (Termination for Death or Disability/Non- Change in Control):	Upon a termination of employment due to disability or death, in each case prior to (or more than two (2) years after) a Change in Control, the number of Units earned (which may not be less than zero) will be determined as (1) the product of (x) 100% of the Target Units (100,000) multiplied by (y) the “Percentage of Target Units Earned” for the actual TSR achieved through the date of such termination, less (2) the number of Units paid out based on actual performance in respect of each of the Tranche I and Tranche II Vesting Dates in accordance with the terms described above (prorated as set forth in Section 3 of the Agreement).

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In each of the foregoing cases, the percentage of Target Units earned will be interpolated (on a straight-line basis) for achievement of relative performance between the results in the table above. Notwithstanding anything to the contrary, the maximum number of Units earned under this Agreement may not exceed 200% of the aggregate number of Target Units.

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